Exhibit 99.2

800 Boylston Street

Boston, MA 02199

BOSTON PROPERTIES ANNOUNCES

THIRD QUARTER 2017 RESULTS

BOSTON, MA, November 1, 2017 - Boston Properties, Inc. (NYSE: BXP), a real estate investment trust and one of the largest owners, managers and developers of Class A office properties in the United States, reported results today for the third quarter ended September 30, 2017.

•	Net income attributable to common shareholders was $117.3 million compared to $76.8 million for the quarter ended September 30, 2016.

•	Net income attributable to common shareholders per share (EPS) was $0.76 basic and $0.76 on a diluted basis, compared to $0.50 basic and $0.50 on a diluted basis for the quarter ended September 30, 2016.

•	Funds from Operations (FFO) were $243.0 million, or $1.57 per share basic and $1.57 per share diluted. This compares to FFO of $219.6 million, or $1.43 per share basic and $1.42 per share diluted, for the quarter ended September 30, 2016.

•	FFO of $1.57 per share diluted was greater than the mid-point of the Company’s guidance previously provided of $1.52—$1.54 per share diluted primarily due to:

•	$0.02 per share of additional development and management services revenue;

•	$0.01 per share due to better than expected portfolio operations; and

•	$0.01 per share of less than projected general and administrative expenses.

•	The Company provided its guidance for full year 2018 EPS and FFO per share as follows:

•	Projected EPS (diluted) for 2018 of $2.55—$2.71 per share; and

•	Projected FFO per share (diluted) for 2018 of $6.20—$6.36 per share.

•	Development Highlights - Signed leases and commenced development of the new office headquarters for Marriott International, Inc. and the Transportation Security Administration (“TSA”) aggregating 1.4 million square feet and fully placed in-service 888 Boylston Street, a 417,000 square foot office building development that is 93% leased.

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The reported results are unaudited, and there can be no assurance that these reported results will not vary from the final information for the quarter ended September 30, 2017. In the opinion of management, the Company has made all adjustments considered necessary for a fair presentation of these reported results.

At September 30, 2017, the Company’s portfolio consisted of 177 properties aggregating approximately 49.8 million square feet, including ten properties under construction/redevelopment totaling approximately 5.7 million square feet. The overall percentage of leased space for the 164 properties in service (excluding the Company’s two residential properties and hotel) as of September 30, 2017 was 90.2%.

Significant events during the third quarter included:

Development activities

•	On August 7, 2017, the Company entered into a joint venture with The Bernstein Companies to develop an approximately 722,000 net rentable square foot (subject to adjustment based on finalized building design) build-to-suit Class A office building and below-grade parking garage at 7750 Wisconsin Avenue in Bethesda, Maryland. The joint venture entered into a lease agreement with an affiliate of Marriott International, Inc., under which Marriott will lease 100% of the office building and garage for a term of 20 years, and the building will serve as Marriott’s new worldwide headquarters. Marriott has agreed to fund 100% of the related tenant improvement costs and leasing commissions for the office building. The Company will serve as co-development manager for the venture and expects to commence construction in 2018. The Company and The Bernstein Companies each own a 50% interest in the joint venture.

•	On August 24, 2017, the Company entered into a 15-year lease with the General Services Administration under which the Company will develop the new headquarters for the TSA. The TSA will occupy 100% of the approximately 623,000 net rentable square feet of Class A office space and a parking garage at 6595 Springfield Center Drive located in Springfield, Virginia. Concurrently with the execution of the lease, the Company has commenced development of the project and expects the building to be available for occupancy by the fourth quarter of 2020.

•	On September 16, 2017, the Company completed and fully placed in-service 888 Boylston Street, a Class A office and retail project with approximately 417,000 net rentable square feet located in Boston, Massachusetts. The property is 93% leased.

Acquisition and disposition activities

•	On August 30, 2017, the Company completed the sale of its Reston Eastgate property located in Reston, Virginia for a gross sale price of $14.0 million. Net cash proceeds totaled approximately $13.2 million, resulting in a gain on sale of real estate totaling approximately $2.8 million. Reston Eastgate is a parcel of land containing approximately 21.7 acres located at 11011 Sunset Hills Road.

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Capital markets activities

•	On July 28, 2017, a joint venture in which the Company has a 50% interest obtained mortgage financing collateralized by its Colorado Center property located in Santa Monica, California totaling $550.0 million. The mortgage financing bears interest at a fixed rate of 3.56% per annum and matures on August 9, 2027. The loan requires interest-only payments during the 10-year term of the loan, with the entire principal amount due at maturity. The joint venture distributed $502.0 million to the partners, of which the Company’s share was $251.0 million. Colorado Center is a six-building office complex that sits on a 15-acre site and contains an aggregate of approximately 1,118,000 net rentable square feet with an underground parking garage for 3,100 vehicles.

•	On September 6, 2017, a joint venture in which the Company has a 50% interest obtained construction financing with a total commitment of $204.6 million collateralized by its Hub on Causeway development project. The construction financing bears interest at a variable rate equal to LIBOR plus 2.25% per annum and matures on September 6, 2021, with two, one-year extension options, subject to certain conditions. As of September 30, 2017, the venture had not drawn any funds under the loan. The Hub on Causeway is an approximately 385,000 net rentable square foot project containing retail and office space located in Boston, Massachusetts.

EPS and FFO per Share Guidance:

The Company’s guidance for the fourth quarter 2017, full year 2017 and full year 2018 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call referred to below. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate or gains or

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losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth below.

As set forth below, the Company has updated its projected EPS (diluted) for the full year 2017 to $2.80 - $2.81 per share from $2.72 - $2.77 per share. This is an increase of approximately $0.06 per share at the mid-point of the Company’s guidance consisting of $0.02 per share of better than expected portfolio performance and additional development services revenue, $0.02 per share of lower depreciation and amortization expense, and $0.02 per share resulting from an unbudgeted land sale during the third quarter of 2017. In addition, the Company has updated its projected guidance for FFO per share (diluted) for the full year to $6.24 - $6.25 per share from $6.20 - $6.25 per share. This is an increase of approximately $0.02 per share at the mid-point of the Company’s guidance primarily consisting of better than expected portfolio performance and additional development services revenue.

	Fourth Quarter 2017		Full Year 2017
	Low	High	Low	High
Projected EPS (diluted)	$0.66	$0.67	$2.80	$2.81
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.87	0.87	3.48	3.48
Less:
Projected Company Share of Gains on Sales of Real Estate	—	—	0.04	0.04

Projected FFO per Share (diluted)	$1.53	$1.54	$6.24	$6.25

The Company’s guidance for the full year 2018 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. When compared to the full year 2017, the estimates for 2018 include, among other assumptions, (1) an incremental contribution of $0.26 per share at the mid-point from development deliveries and (2) an increase in the Company’s Share of Same Property net operating income (“NOI”) (excluding termination income) of 0.5% to 2.5% resulting in an incremental $0.13 per share at the mid-point of the range. These items are partially offset by (1) an increase in net interest expense (including the Company’s share of unconsolidated joint venture debt at Colorado Center) of $0.17 per share at the mid-point, (2) a decrease in lease termination fees of $0.10 per share at the mid-point, (3) an increase in depreciation expense primarily due to development deliveries of $0.07 per share, (4) an increase in noncontrolling interests in property partnerships of $0.05 per share at the mid-point, (5) an increase in G & A expense of $0.03 per share at the mid-point and (6) a decrease in development and management services revenue of $0.01 per share at the mid-point.

	Full Year 2018
	Low	High
Projected EPS (diluted)	$2.65	$2.81
Add:
Projected Company Share of Real Estate Depreciation and Amortization	3.55	3.55
Less:
Projected Company Share of Gains on Sales of Real Estate	—	—

Projected FFO per Share (diluted)	$6.20	$6.36

Boston Properties will host a conference call on Thursday, November 2, 2017 at 10:00 AM Eastern Time, open to the general public, to discuss the third quarter 2017 results, the fourth quarter 2017, full fiscal year 2017 and full fiscal year 2018 projections and related assumptions, and other related matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 796-3880 (Domestic) or (443) 961-9013 (International) and entering the passcode 41547548. A replay of the conference call will be available through November 16, 2017, by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering the passcode 41547548. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section. Shortly after the call a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.

Additionally, a copy of Boston Properties’ third quarter 2017 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com.

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Boston Properties is a fully integrated real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of primarily Class A office space totaling 49.8 million square feet and consisting of 166 office properties (including seven properties under construction), five retail properties, five residential properties (including three properties under construction) and one hotel. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets—Boston, Los Angeles, New York, San Francisco and Washington, DC.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “budgeted,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the Company’s ability to satisfy the closing conditions to the pending transactions described above, the Company’s ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the fourth quarter 2017, full fiscal year 2017 and full fiscal year 2018, whether as a result of new information, future events or otherwise.

Financial tables follow.

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BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2017	December 31, 2016
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$19,260,022	$18,862,648
Construction in progress	1,386,638	1,037,959
Land held for future development	212,585	246,656
Less: accumulated depreciation	(4,484,798)	(4,222,235)

Total real estate	16,374,447	15,925,028
Cash and cash equivalents	493,055	356,914
Cash held in escrows	83,779	63,174
Investments in securities	27,981	23,814
Tenant and other receivables, net	79,750	92,548
Accrued rental income, net	835,415	799,138
Deferred charges, net	657,474	686,163
Prepaid expenses and other assets	144,817	129,666
Investments in unconsolidated joint ventures	611,800	775,198

Total assets	$19,308,518	$18,851,643

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$2,982,067	$2,063,087
Unsecured senior notes, net	7,252,567	7,245,953
Unsecured line of credit	—	—
Unsecured term loan	—	—
Mezzanine notes payable	—	307,093
Outside members’ notes payable	—	180,000
Accounts payable and accrued expenses	325,440	298,524
Dividends and distributions payable	130,434	130,308
Accrued interest payable	99,100	243,933
Other liabilities	419,215	450,821

Total liabilities	11,208,823	10,919,719

Commitments and contingencies	—	—

Equity:
Stockholders’ equity attributable to Boston Properties, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; 5.25% Series B cumulative redeemable preferred stock, $0.01 par value, liquidation preference $2,500 per share, 92,000 shares authorized, 80,000 shares issued and outstanding at September 30, 2017 and December 31, 2016	200,000	200,000
Common stock, $0.01 par value, 250,000,000 shares authorized, 154,401,166 and 153,869,075 issued and 154,322,266 and 153,790,175 outstanding at September 30, 2017 and December 31, 2016, respectively	1,543	1,538
Additional paid-in capital	6,370,932	6,333,424
Dividends in excess of earnings	(692,739)	(693,694)
Treasury common stock at cost, 78,900 shares at September 30, 2017 and December 31, 2016	(2,722)	(2,722)
Accumulated other comprehensive loss	(51,796)	(52,251)

Total stockholders’ equity attributable to Boston Properties, Inc.	5,825,218	5,786,295
Noncontrolling interests:
Common units of the Operating Partnership	605,802	614,982
Property partnerships	1,668,675	1,530,647

Total equity	8,099,695	7,931,924

Total liabilities and equity	$19,308,518	$18,851,643

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BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
	(in thousands, except for per share amounts)
Revenue
Rental
Base rent	$513,269	$489,312	$1,537,373	$1,518,826
Recoveries from tenants	94,476	92,560	272,803	267,852
Parking and other	26,092	24,638	78,164	75,576

Total rental revenue	633,837	606,510	1,888,340	1,862,254
Hotel revenue	13,064	12,354	33,859	33,919
Development and management services	10,811	6,364	24,648	18,586

Total revenue	657,712	625,228	1,946,847	1,914,759

Expenses
Operating
Rental	237,341	228,560	696,082	665,670
Hotel	8,447	8,118	23,942	23,730
General and administrative	25,792	25,165	84,319	79,936
Transaction costs	239	249	572	1,187
Impairment loss	—	1,783	—	1,783
Depreciation and amortization	152,164	203,748	463,288	516,371

Total expenses	423,983	467,623	1,268,203	1,288,677

Operating income	233,729	157,605	678,644	626,082
Other income (expense)
Income from unconsolidated joint ventures	843	1,464	7,035	5,489
Interest and other income	1,329	3,628	3,447	6,657
Gains from investments in securities	944	976	2,716	1,713
Gains (losses) from early extinguishments of debt	—	(371)	14,354	(371)
Losses from interest rate contracts	—	(140)	—	(140)
Interest expense	(92,032)	(104,641)	(282,709)	(314,953)

Income before gains on sales of real estate	144,813	58,521	423,487	324,477
Gains on sales of real estate	2,891	12,983	6,791	80,606

Net income	147,704	71,504	430,278	405,083
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(14,340)	17,225	(33,967)	(53)
Noncontrolling interest—common units of the Operating Partnership	(13,402)	(9,387)	(40,350)	(42,120)

Net income attributable to Boston Properties, Inc.	119,962	79,342	355,961	362,910
Preferred dividends	(2,625)	(2,589)	(7,875)	(7,796)

Net income attributable to Boston Properties, Inc. common shareholders	$117,337	$76,753	$348,086	$355,114

Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$0.76	$0.50	$2.26	$2.31

Weighted average number of common shares outstanding	154,355	153,754	154,132	153,681

Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$0.76	$0.50	$2.26	$2.31

Weighted average number of common and common equivalent shares outstanding	154,483	154,136	154,344	153,971

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BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
	(in thousands, except for per share amounts)
Net income attributable to Boston Properties, Inc. common shareholders	$117,337	$76,753	$348,086	$355,114
Add:
Preferred dividends	2,625	2,589	7,875	7,796
Noncontrolling interest—common units of the Operating Partnership	13,402	9,387	40,350	42,120
Noncontrolling interests in property partnerships	14,340	(17,225)	33,967	53
Less:
Gains on sales of real estate	2,891	12,983	6,791	80,606

Income before gains on sales of real estate	144,813	58,521	423,487	324,477
Add:
Depreciation and amortization	152,164	203,748	463,288	516,371
Noncontrolling interests in property partnerships’ share of depreciation and amortization	(18,552)	(40,907)	(59,294)	(79,831)
Company’s share of depreciation and amortization from unconsolidated joint ventures	9,282	9,128	27,952	18,242
Corporate-related depreciation and amortization	(434)	(393)	(1,445)	(1,119)
Less:
Noncontrolling interests in property partnerships	14,340	(17,225)	33,967	53
Preferred dividends	2,625	2,589	7,875	7,796

Funds from operations (FFO) attributable to the Operating Partnership common unitholders (including Boston Properties, Inc.)	270,308	244,733	812,146	770,291
Less:
Noncontrolling interest—common units of the Operating Partnership’s share of funds from operations	27,293	25,169	82,881	79,440

Funds from operations attributable to Boston Properties, Inc. common shareholders	$243,015	$219,564	$729,265	$690,851

Boston Properties, Inc.’s percentage share of funds from operations—basic	89.90%	89.72%	89.79%	89.69%

Weighted average shares outstanding—basic	154,355	153,754	154,132	153,861

FFO per share basic	$1.57	$1.43	$4.73	$4.50

Weighted average shares outstanding—diluted	154,483	154,136	154,344	153,971

FFO per share diluted	$1.57	$1.42	$4.73	$4.49

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(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. common shareholders (computed in accordance with GAAP) for gains (or losses) from sales of properties, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

In order to facilitate a clear understanding of the Company’s operating results, FFO should be examined in conjunction with net income attributable to Boston Properties, Inc. common shareholders as presented in the Company’s consolidated financial statements. FFO should not be considered as a substitute for net income attributable to Boston Properties, Inc. common shareholders (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

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BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	September 30, 2017	December 31, 2016
Boston	92.6%	90.7%
New York	86.1%	90.2%
San Francisco and Los Angeles	89.9%	89.8%
Washington, DC	91.5%	89.9%

Total Portfolio	90.2%	90.2%

AT THE COMPANY

Michael LaBelle

Executive Vice President,

Chief Financial Officer and Treasurer

(617) 236-3352

Arista Joyner

Investor Relations Manager

(617) 236-3343

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